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THIRD AMENDMENT TO THE
1996 NONQUALIFIED STOCK OPTION PLAN
OF SHEARWATER POLYMERS, INC.

    THIS THIRD AMENDMENT (the "Third Amendment") to the 1996 Nonqualified Stock Option Plan of Shearwater Polymers, Inc., an Alabama corporation (the "Company"), is made effective October 5, 2000 (the "Effective Date").

W I T N E S S E T H:

    WHEREAS, on December 12, 1996, the Shareholders (the "Shareholders") of the Company and the Board of Directors of the Company (the "Board") unanimously adopted and authorized the Shearwater Polymers, Inc. 1996 Nonqualified Stock Option Plan (the "Plan"); and

    WHEREAS, on May 28, 1998, the Board adopted the first Amendment to the Plan (the "First Amendment"); and

    WHEREAS, on February 26, 2000, the Board adopted the Second Amendment to the Plan (the "Second Amendment"); and

    WHEREAS, on the 27th day of September, 2000, the Board and the shareholders approved the change of the name of the Company from "Shearwater Polymers, Inc." to "Shearwater Corporation"; and

    WHEREAS, the name of the Company was changed from "Shearwater Polymers, Inc." to "Shearwater Corporation" on the 5th day of October, 2000; and

    WHEREAS, the Board and the Shareholders now deem it advisable to further amend the Plan to reflect the name change of the Company.

    NOW, THEREFORE, the Plan is hereby amended, as of the Effective Date, as follows:

    Section 1.  Definitions.  Except as provided herein, all definitions of terms contained in the Plan are incorporated herein by reference.

    Section 2.  Amendment of Sections 1(a)(k), Section 2.1, and Section 7.2(f).  In each of Section 1(a)(k), Section 2.1, and Section 7.2(f), the name "Shearwater Polymers, Inc." shall be deleted and in substitution therefore the name "Shearwater Corporation" shall be utilized.

    Section 3.  Confirmation of Plan.  All the terms, covenants, and conditions of the Plan, as amended by the First Amendment, the Second Amendment, and as amended hereby, are hereby in all respects ratified and confirmed, and the Plan as so amended shall continue in full force and effect.

    Adopted effective as of the 5th day of October, 2000, by the Shareholders and Board of Directors of Shearwater Corporation.

SHEARWATER CORPORATION

/s/ J. MILTON HARRIS
	By:	J. Milton Harris As Its President

ATTEST:

/s/ J. MILTON HARRIS J. Milton Harris As Its Secretary

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THIRD AMENDMENT TO THE 1996 NONQUALIFIED STOCK OPTION PLAN OF SHEARWATER POLYMERS, INC.